UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2014

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On June 3, 2014, LeMaitre Vascular, Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 15,602,458 shares of the Company’s common stock were entitled to vote as of April 7, 2014, the record date for the Annual Meeting, of which 13,887,135 shares were present in person or represented by proxy at the Annual Meeting.

(b) Matters voted upon by the stockholders at the Annual Meeting were: (i) the election of two Class II directors nominated by the Board of Directors for three-year terms; and (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

Set forth below is information concerning each matter submitted to a vote at the Annual Meeting.

Proposal No. 1 – Election of Directors

By a majority of votes cast, the stockholders elected the following two nominees as Class II directors for a term of three years expiring upon the 2017 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. John A. Roush received a vote of 10,938,116 shares for, 810,661 shares withheld and 2,138,358 broker non-votes. Michael H. Thomas received a vote of 10,936,606 shares for, 812,171 shares withheld and 2,138,358 broker non-votes.

Proposal No. 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

By a majority of votes cast, the stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 by a vote of 13,080,854 shares for and 803,135 shares against, with 3,146 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: June 5, 2014	By	/s/ Joseph P. Pellegrino, Jr.
	Name:	Joseph P. Pellegrino, Jr.
	Title:	Chief Financial Officer and Secretary